UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 22, 2007

                             AFP Imaging Corporation
             (Exact name of registrant as specified in its charter)

           New York                   0-10832                   13-2956272
(State or other jurisdiction        (Commission               (IRS Employer
       of incorporation)            File Number)            Identification No.)

            250 Clearbrook Road
             Elmsford, New York                             10523
(Address of principal executive offices)                 (Zip Code)

       Registrant's telephone number, including area code: (914) 592-6100

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

         On February 22, 2007, a wholly-owned subsidiary of the Registrant entered into a definitive agreement to purchase all of the outstanding share capital of Quantitative Radiology, srl., an Italian company ("QR"), from the seller-shareholders of QR. The purchase price for the acquisition is
(euro)13,000,000, payable in cash at the closing. The agreement provides that the closing must take place no later than April 15, 2007. The Registrant is currently negotiating to finalize the financing to fund the acquisition, but there can be no assurance that it will be able to secure sufficient financing by the required closing date. The Registrant has delivered to the sellers a non-refundable down payment of (euro)1 million, which will be credited against the funds due at closing.

         The agreement further provides that QR shall have a certain minimum net worth as well as a price adjustment and bank guarantee in the event that the net worth is lower than such amount. The sellers have also agreed to provide an indemnity bank guarantee at the closing.

         In connection with the acquisition, the Registrant has agreed that its purchaser subsidiary will employ four individuals of QR for a period of up to five years. Each individual has agreed to a non-compete clause which prohibits activities competitive with the business of QR for a period of five years from the date of termination of employment.

         The press release announcing the acquisition of QR is annexed to this Current Report and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

       (c) Exhibits

       Exhibit No.       Description
       -----------       -----------

          99.1 Press Release issued by AFP Imaging Corporation on February 27, 2007.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      AFP IMAGING CORPORATION
                                      (Registrant)



Date: February 27, 2007          By:           /s/ David Vozick
                                      ----------------------------------------
                                               David Vozick
                                               Co-Principal Executive Officer